UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2022 (February 24, 2022)

TARGET HOSPITALITY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38343	98-1378631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9320 Lakeside Blvd., Suite 300

The Woodlands, TX 77381

(Address, including zip code, of principal executive offices)

(800) 832-4242

(Registrant’s telephone number, including area code)

2170 Buckthorne Place, Suite 440

The Woodlands, TX 77380-1775

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TH	The Nasdaq Capital Market LLC
Warrants to purchase common stock	THWWW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of James B. Archer

Target Hospitality Corp. (the “Company”) announced on February 28, 2022 that Mr. James B. Archer, who is currently President and Chief Executive Officer of the Company and a member of the Company’s Board of Directors (the “Board”), plans to step down as President and Chief Executive Officer and as a member of the Board effective December 31, 2022. Mr. Archer’s decision to resign was not due to any disagreement with the Company, including on any matter relating to the Company’s operations, policies or procedures. The Company announced Mr. Archer’s plan to step down in its February 28, 2022 press release, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Form Equity Award Agreements

On February 24, 2022, the Compensation Committee (the “Compensation Committee”) of the Board adopted a new form Executive Restricted Stock Unit Agreement (the “RSU Agreement”) and a new form Executive Performance Stock Unit Agreement (the “PSU Agreement” and together with the RSU Agreement, the “Award Agreements”) with respect to the granting of restricted stock units (“RSUs”) and performance restricted stock units (“PSUs”), respectively, under the Target Hospitality Corp. 2019 Incentive Plan (the “Plan”). The new Award Agreements will be used for all awards to executive officers made on or after February 24, 2022.

The RSU Agreement has material terms that are substantially similar to those in the form Executive Restricted Stock Unit Agreement last approved by the Compensation Committee and previously disclosed by the Company and filed as Exhibit to 10.2 its Current Report on Form 8-K filed on March 1, 2022, except for the following: (x) the RSUs will vest in four equal installments on each of the first four anniversaries of the grant date and (y) if approval by the Company’s shareholders of the proposed increase in the number of shares available for issuance under the Plan at the 2022 annual meeting of the Company’s shareholders is not received, then all payments under the RSU Agreement will be made in cash.

Each PSU awarded under the PSU Agreement represents the right to receive one share of the Company’s common stock, par value $0.0001 per share. PSUs vest and become unrestricted on the third anniversary of the grant date. The number of PSUs that vest range from 0% to 150% of the Target Level (as defined in the PSU Agreement) depending upon the achievement of specified three-year cumulative operating cash flow amounts as determined based on the net cash flow from operations disclosed in the Company’s Annual Reports on Form 10-K for the period from January 1, 2022 through December 31, 2024. Vesting of PSUs is contingent upon the executive’s continued employment through the vesting date, unless the executive’s employment is terminated by reason of death, without Cause, for Good Reason, or in the event of a Change in Control (each term as defined in the Plan).

The foregoing descriptions of the Award Agreements are qualified in their entirety by reference to the full text of the RSU Agreement and the PSU Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2022, the Board approved and adopted amendments to the Company’s Bylaws (the “Second Amended and Restated Bylaws”). The amendments, among other things, clarify the Board’s authority to choose a chairman of the Board and a lead director from its members. The Second Amended and Restated Bylaws also delete the references contained in the former Bylaws to a vice chairman of the Board and instead, where applicable, refer to a lead director.

The foregoing summary of the amendments does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Bylaws.

A copy of the Second Amended and Restated Bylaws is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Exhibit Description

3.2	Second Amended and Restated Bylaws of Target Hospitality Corp.
10.1	Form of Executive Restricted Stock Unit Agreement
10.2	Form of Executive Performance Stock Unit Agreement
99.1	Press Release, dated February 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Target Hospitality Corp.

	By:	/s/ Heidi D. Lewis
Dated: February 28, 2022		Name: Heidi D. Lewis
Title: Executive Vice President, General Counsel and Secretary